UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 21, 2025

AmpliTech Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40069	27-4566352
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Plant Avenue, Hauppauge, NY	11788
(Address of Principal Executive Offices)	(Zip Code)

(631)-521-7831

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AMPG	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	AMPGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

“At-the-Market” Equity Offering Program

On March 21, 2025, AmpliTech Group, Inc., a Nevada corporation (the “Company”) entered into an Equity Distribution Agreement (the “Sales Agreement”) with Maxim Group LLC (“Maxim”), to sell shares of its common stock, par value $0.001 per share (the “Common Stock”) for an aggregate offering price of up to $25 million (the “Shares”) from time to time, through an “at the market offering” program (the “ATM Offering”) under which Maxim will act as an exclusive sales agent.

On March 21, 2025, the Company filed a prospectus supplement (the “Prospectus Supplement”) with the Securities and Exchange Commission (the “SEC”) relating to the Company’s shelf registration statement on Form S-3 (File No. 333-278657), originally filed with the SEC on April 12, 2024, and declared effective on April 24, 2024, under which the Company may offer and sell Common Stock having an aggregate offering price of up to $25 million through Maxim pursuant to the Sales Agreement.

Sales of the Shares under the Sales Agreement may be made by any method that is deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (“Securities Act”), or by any other method permitted by law. Maxim will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices. The compensation payable to the Maxim for sales of Shares pursuant to the Sales Agreement will be up to 3.0% of the gross proceeds for any shares of Common Stock sold to or through Maxim. In addition, the Company has agreed to reimburse Maxim for certain expenses it incurs in the performance of its obligations up to a maximum of $30,000, and $3,000 per quarter thereafter, under the Sales Agreement. The Sales Agreement may be terminated by the Company or Maxim in accordance with the terms therein. The Company made certain customary representations, warranties and covenants concerning the Company and the Shares in the Sales Agreement and agreed to indemnify Maxim against certain liabilities, including liabilities under the Securities Act.

The description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

The legal opinion of Lewis Brisbois Bisgaard & Smith LLP relating to the Shares is being filed as Exhibit 5.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction

Item 2.02 Results of Operations and Financial Condition.

On March 21, 2025, the Company filed the Prospectus Supplement with the SEC in connection with the ATM Offering. In the Prospectus Supplement the Company disclosed the following preliminary estimated results for the fourth fiscal quarter and fiscal year ended December 31, 2024.

Our expectations with respect to our revenue, cost of goods sold, gross margin and net loss for the fourth fiscal quarter and the fiscal year ended December 31, 2024 discussed below are based upon management estimates for the period. Our expectations are subject to the completion of our financial closing procedures and any adjustments that may result from the completion of the audit of our consolidated financial statements for the fiscal year ended December 31, 2024. Following the completion of our financial closing process and the audit, we may report revenue, cost of goods sold, gross margin and net loss for the fourth fiscal quarter and the fiscal year ended December 31, 2024 that could differ from our expectations, and the differences could be material. The expectations set forth below have been prepared by, and are the responsibility of, our management. Sadler, Gibb & Associates, LLC (“Sadler Gibb”), our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary estimates. Accordingly, Sadler Gibb does not express an opinion or any other form of assurance with respect thereto.

Preliminary Results for Fourth Quarter Ended December 31, 2024

Preliminary estimated revenues are expected to be approximately $1,800,000 for the fourth quarter of 2024 compared with $4,000,000 for the fourth quarter of 2023, a year-on-year decrease of 55%.

Preliminary estimated cost of goods sold are expected to be approximately $1,600,000 for the fourth quarter of 2024 compared with $2,000,000 for the fourth quarter of 2023, a year-on-year decrease of 20%.

Preliminary estimated gross margin is expected to be 11.0% for the fourth quarter of 2024 compared with 50% for the fourth quarter of 2023.

Preliminary net loss is expected to be approximately $3,800,000 for the fourth quarter of 2024 compared to a net loss of $600,000 for the fourth quarter of 2023.

Preliminary Results for Fiscal Year Ended December 31, 2024

Preliminary estimated revenues are expected to be approximately $9,500,000 for the fiscal year ended December 31 2024 compared with $15,600,000 for the fiscal year ended December 31, 2023, a year-on-year decrease of 39%.

Preliminary estimated cost of goods sold are expected to be approximately $6,000,000 for the fiscal year ended December 31, 2024 compared with $8,300,000 for the fiscal year ended December 31, 2023, a year-on-year decrease of 28%.

Preliminary estimated gross margin is expected to be 37.0% for the fiscal year ended December 31, 2024 compared with 47% for the fiscal year ended December 31, 2023.

Preliminary net loss is expected to be approximately $11,200,000 for the year ended December 31, 2024, compared to a net loss of $2,500,000 for the year ended December 31, 2023.

Overall, our net loss is attributable to the following:

●	A decrease in sales is due to the decrease in global demand and recessionary market dynamics affecting most of our customers across all divisions and product lines, specifically in the Asian markets.

●	Research and development expenses have increased over 50%, mainly attributable to the completion of our MIMO 64T64R Oran Cat B radio network, which provides true 5G speeds with improved signal strength, enhanced coverage, increased user capacity and adheres to the ORAN specifications promoting openness and interoperability in radio access networks.

●	Loss related to digital currency investment.

Item 8.01 Other Information.

Letters of Intent

On March 17, 2025, the Company entered into a non-binding letter of intent to purchase assets and intellectual property related to certain radio products used in the ORAN network for $8 million consisting of cash and common stock. The letter of intent is subject to due diligence and the parties entering into definitive purchase agreements and no assurance can be given that the acquisition will be completed. If this acquisition is completed, it will permit the Company to seek new customers through these products.

On March 20, 2025, the Company entered into a non-binding letter of intent with a contract manufacturer on behalf of its end user for the purchase of $78 million of the Company’s Band 50 Radios 4x20 Watts. If fulfilled, deliveries of the order are expected to start in FY2025 and will substantially increase each year thereafter into 2027. The non-binding letter of intent is subject to the parties entering into a series of definitive purchase orders. No assurance can be given that the Company will enter into any purchase orders or purchase orders for the total amount of $78 million.

Information under Item 2.02

The information under Item 2.02 of this Current Report on Form 8-K is incorporated by reference in this Item 8.01.

Forward-Looking Statement Disclaimer

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities law. Words such as “expect,” “will,” “anticipates,” “estimates” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the Company’s preliminary estimated financial results, anticipated net loss, which reflect the Company’s expectations based upon information presently available to the Company and assumptions that it believes to be reasonable, that the letters of intent entered into will be completed, and that the Company will be able to recognize $78 million in revenue in accordance with general accepted accounting principles. Because such statements are based on the Company’s current expectations and remains subject to completion and review of the Company’s financial statements, such statements are not statements of fact and actual results may differ materially from those projected or estimated and investors are cautioned not to place undue reliance on these forward-looking statements. The preliminary financial results discussed in this filing are based on currently available information and remain subject to completion and review of the Company’s financial statements. Actual results may vary from these estimates, and the Company undertakes no obligation to update these forward-looking statements except as required by law. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Equity Distribution Agreement
5.1	Opinion of Lewis Brisbois Bisgaard & Smith LLP
23.1	Consent of Lewis Brisbois Bisgaard & Smith LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPLITECH GROUP INC.

Date: March 21, 2025	By:	/s/ Fawad Maqbool
	Name:	Fawad Maqbool
	Title:	Chief Executive Officer